Exhibit 4.7

SECOND SUPPLEMENTAL INDENTURE

          THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) is dated as of November 30, 2012, among FLAGSTONE REINSURANCE HOLDINGS (BERMUDA) LIMITED, a Bermuda exempted company (the “Successor Company”), FLAGSTONE REINSURANCE HOLDINGS, S.A., a Luxembourg société anonyme, as successor in interest to Flagstone Reinsurance Holdings Limited (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

          WHEREAS, the Company has executed and delivered to the Trustee a Junior Subordinated Indenture, dated as of September 20, 2007, between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 17, 2010 (together, the “Indenture”), providing for the issuance of its floating rate, unsecured junior subordinated deferrable interest notes (the “Securities”);

          WHEREAS, the Trustee has heretofore authenticated, and the Company has heretofore issued $25,000,000 aggregate principal amount of Floating Rate Deferrable Interest Subordinated Notes due 2037 under the Indenture;

          WHEREAS, on the date hereof, the Company will merge with and into the Successor Company, with the Successor Company as the survivor (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of August 30, 2012, among the Company, the Successor Company, Validus Holdings, Ltd., a Bermuda exempted company, and Validus UPS, Ltd., a Bermuda exempted company (the “Merger Agreement”);

          WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Successor Company will assume all of the obligations of the Company under the Indenture and the Securities;

          WHEREAS, Section 8.1 of the Indenture provides, in part, that the Company may merge into any other Person or transfer all or substantially all of its properties and assets as an entirety to another Person provided that (a) (i) the Successor Company is an entity organized and existing under the laws of the United States of America or any State or Territory thereof, the District of Columbia, Bermuda, the Cayman Islands or any country, which is a member state of the Organization for Economic Cooperation and Development and (ii) the Successor Company expressly assumes, by an indenture supplement executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and (c) an Officers’ Certificate and an Opinion of Counsel have been delivered to the Trustee, each stating that such transfer and the supplemental indenture comply with Article VIII of the Indenture and that all conditions precedent provided for in the Indenture relating to such transfer have been complied with;

          WHEREAS, Section 9.1(a) of the Indenture provides that the Company and the Trustee may amend the Indenture without notice or consent of any Holder to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company in the Indenture and in the Securities;

          WHEREAS, the Successor Company, pursuant to Section 8.1(c) and Section 9.3 of the Indenture and in accordance with Section 1.2 of the Indenture, has delivered to the Trustee, or caused to be delivered to the Trustee on its behalf, an Opinion of Counsel and an Officers’ Certificate, dated as of the date hereof, stating (a) that the Merger and this Second Supplemental Indenture each complies with Article VIII of the Indenture, (b) that all conditions and covenants provided for in the Indenture relating to the Merger have been complied with and (c) that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture and all conditions and covenants provided for in the Indenture relating thereto have been complied with; and

          WHEREAS, all things necessary (a) to authorize the assumption by the Successor Company of the Company’s obligations under the Indenture and (b) to make this Second Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

2. Assumption of Obligations. The Successor Company hereby expressly assumes, from and after the date hereof, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

3. Succession and Substitution. The Successor Company, from and after the date hereof, by virtue of the aforesaid assumption and the delivery of this Second Supplemental Indenture, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

4. Representation and Warranties. The Successor Company hereby represents and warrants that (i) it has all necessary power and authority to execute and deliver this Second Supplemental Indenture and to perform the covenants and obligations of the Company under the Indenture and

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the Securities, (ii) it is the successor of the Company pursuant to the Merger, (iii) it is a Bermuda exempted company organized and existing under the laws of Bermuda, (iv) both immediately before and after giving effect to this Second Supplemental Indenture, no Event of Default, and no event that, after notice or lapse of time or both, would consitute an Event of Default, shall have happened and be continuing and (v) this Second Supplemental Indenture is executed and delivered pursuant to Section 9.1(a) of the Indenture and does not require consent of any Holders.

5. Effectiveness and Operativeness. This Second Supplemental Indenture shall be deemed to have become effective, and the provisions provided for in this Second Supplemental Indenture shall be deemed to have become operative, immediately upon consummation of the Merger, provided, that:

          (a) the Trustee shall have executed a counterpart of this Second Supplemental Indenture and shall have received one or more counterparts of this Second Supplemental Indenture executed by the Successor Company and the Company;

          (b) the Trustee shall have received the Officers’ Certificate and Opinion of Counsel described in the recitals of this Second Supplemental Indenture; and

          (c) the Trustee shall have received a copy of a Board Resolution of the Company authorizing this Second Supplemental Indenture.

6. Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Successor Company and the Trustee assumes no responsibility for their correctness.

9. Counterparts. The parties hereto may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

FLAGSTONE REINSURANCE HOLDINGS (BERMUDA) LIMITED

By:	/s/ David A. Brown

Name: David A. Brown
Title: Director

[Signature Page to Second Supplemental Indenture]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

By:	/s/ David A. Brown

Name: David A. Brown
Title: Director

[Signature Page to Second Supplemental Indenture]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Kenneth Helbig

Name: Kenneth Helbig
Title: Vice President

[Signature Page to Second Supplemental Indenture]